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                                                                   Exhibit 10.15

                         SERVICE MARK LICENSE AGREEMENT

                  THIS SERVICE MARK AGREEMENT is made on this 17th day of April, 1997 by and between BLUESTONE SOFTWARE, INC., a Delaware corporation (the "Products Company"), and BLUESTONE CONSULTING, INC., a Delaware corporation (the "Services Company").

                  WHEREAS, the Products Company, successor by merger to Bluestone Consulting Inc., a New Jersey corporation ("Bluestone"), concurrently with the execution and delivery of this Agreement is transferring its professional consulting services group to the Services Company, a newly-formed corporation and an Affiliate (as hereinafter defined) of the Products Company; and

                  WHEREAS, it is the desire and intention of the parties that the Services Company be permitted to use the Licensed Service Marks (as hereunder defined), subject to the terms and conditions set forth in this Agreement.

                  NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound hereby, the Products Company and the Services Company hereby agree as follows:

                  1. DEFINITIONS. Capitalized terms used but not otherwise defined herein shall have the meaning ascribed to those terms in the Contribution and Distribution Agreement dated the date hereof between the Services Company and the Products Company (the "Contribution Agreement"). As used in this Agreement, the following terms shall have the following meanings:

                           "Affiliate" shall mean a person that directly or
indirectly through one or more intermediaries, controls, is controlled by or is under common control with, the person specified; provided that the Products Company and the Services Company (after giving effect to the Reorganization) shall not be deemed to be Affiliates of each other for purposes of this Agreement.

                           "Change of Control" shall mean (i) a sale, transfer
or other disposition of greater than fifty percent (50%) of the shares of the capital stock then outstanding of the Services Company (except if such transferee is then an Affiliate); (ii) a sale, transfer or other disposition of greater than fifty percent (50%) of the shares, or all or substantially all of the assets of the Services Company (except if such transferee is then an Affiliate); (iii) the merger or consolidation of the Company with or into another corporation (except an Affiliate), other than a merger or consolidation of the Services Company in which the holders of the shares of the Services Company's voting capital stock outstanding immediately before such merger or

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consolidation hold greater than fifty percent (50%) of the surviving entity's voting capital stock after such consolidation or merger.

                           "Default" has the meaning set forth in Section 8
hereof.

                           "Services" shall mean any services performed by the
Services Company, including, without limitation, professional consulting services to those customers involved in GUI, object-oriented, database technologies and client/server development.

                  2. LICENSE. The Products Company grants to the Services Company a non-exclusive, perpetual, worldwide royalty-free license to use the Licensed Service Marks in connection with the Services under the conditions herein set forth (the "License"). The Services Company may sublicense such use of the Licensed Service Marks to any Affiliate of the Services Company upon obtaining the prior written consent of the Products Company, which consent shall not be unreasonably withheld, provided that such sublicensee agrees, as part of such sublicense agreement, to be bound by the terms and conditions of this Agreement.

                  3. QUALITY OF SERVICES. The Products Company has previously examined the nature and quality of the Services offered by the Services Company in connection with the Licensed Service Marks. Based upon that examination, the Products Company has determined that the Services currently offered and performed by the Services Company's predecessor meet the Products Company's standards of high quality. Any materially adverse changes to the nature and quality of the Services offered under the Licensed Service Marks proposed by the Services Company must be approved by the Products Company in writing as a condition precedent to the Services Company implementing and offering such changes to the Services under the Licensed Service Marks.

                  4. INSPECTION. Every six (6) months, the Services Company shall provide the Products Company with representative samples of all literature, packages, labels and advertising bearing the Licensed Service Marks prepared by or for the Services Company and intended to be used by the Services Company (the "Licensed Service Marks Materials"). The Products Company shall have the right to approve or disapprove (which approval will not be unreasonably withheld or denied, and which disapproval must be reasonable) the use of the Licensed Service Marks Materials by the Services Company.

                  5. USE OF LICENSED SERVICE MARKS. Whenever the Services Company uses the Licensed Service Marks in advertising or in any other manner in connection with the Services, the Services Company shall indicate the Products Company's ownership of the Licensed Service Marks with a registration symbol [ ("(-Registered Trademark-)")]. When using the Licensed Service Marks under this Agreement, the Services Company undertakes to comply with all applicable laws in force at any time in the United States.

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                  6. PRIOR RESTRICTIONS. The assignments, licenses and
sublicenses granted by the parties hereto pursuant to this Agreement are expressly made subject to any and all prior rights of third parties.

                  7. OWNERSHIP OF LICENSED SERVICE MARKS. The Services Company acknowledges that the Products Company owns the exclusive right, title and interest in and to the Licensed Service Marks, and the Services Company will not at any time knowingly do or cause to be done any act or thing in any way impairing or tending to impair any part of such right, title and interest. In connection with the use of the Licensed Service Marks, the Services Company shall not in any manner represent that it has any ownership in the Licensed Service Marks or registration thereof, and the Services Company acknowledges that neither this Agreement nor the Services Company's use of the Licensed Service Marks shall create in the Services Company's favor any right, title or interest in or to the Licensed Service Marks, and all use of the Licensed Service Marks by the Services Company shall inure to the benefit of the Products Company. Upon termination of this Agreement, the Services Company and any Affiliate that has sublicensed the use of the Licensed Service Marks shall immediately cease all use of the Licensed Service Marks and shall not thereafter adopt any other designation confusingly similar to the Licensed Service Marks.

                  8. DEFAULT. The occurrence of any of the following shall constitute a default ("Default") hereunder:

                           a. If the Services Company becomes insolvent or makes
an assignment of assets or business for the benefit of creditors, or if a petition in bankruptcy is filed by the Services Company, or if the Services Company is adjudicated bankrupt, or if a bill in equity or other proceeding for the appointment of a receiver or other custodian for the Services Company's business or assets is filed and consented to by the Services Company, or if a receiver or other custodian is appointed, or if proceedings for composition with creditors under any state or federal law is instituted by or against the Services Company or if the real or personal property of the Services Company is attached or levied upon by any sheriff, marshall, or constable, and is not reasonably cured; or

                           b. If the Services Company fails to comply with any
material provision of this Agreement.

                  9. TERMINATION.

                           a. In the event of any Default which, is not cured
within thirty (30) days after receipt of a written "Notice to Cure" thereof from the Products Company, the Products Company may immediately terminate this Agreement and the License, in addition to and not in limitation of all other remedies at law or in equity. Notwithstanding the foregoing sentence, this Agreement shall immediately terminate automatically in the event of a Default pursuant to Section 8(a) hereof.


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                           b. The Products Company may terminate upon thirty
(30) days written notice in the event of a Change of Control of the Services Company, PROVIDED, HOWEVER, that the Services Company shall have the right, upon written notice of the exercise of such right, to continue the License for a period not to exceed one (1) year from the date of the Change of Control.

                  10. MODIFICATION.

                           a. Notwithstanding anything in this Agreement to the
contrary, the Products Company retains the right, which right shall be exercised in the reasonable judgment of the Products Company, to change, alter, modify, revise, replace or otherwise supplement (each, a "Change") the Licensed Service Marks. In addition to other reasons which may make such a Change advisable, the Products Company may do so to update its image, avoid, settle or compromise a threatened infringement action, avoid the need to commence any such action, or in response to comments received from the United States Patent and Trademark Office.

                           b. In the event that the Products Company determines
to Change the Licensed Service Marks, the Services Company and any Affiliate that has sublicensed the use of the Licensed Service Marks shall accept, use, promote and display the Licensed Service Marks as changed (the "New Trademarks") and shall cease using the Licensed Service Marks which has been changed (the "Old Trademarks"), and shall take such other action, including corrective advertising, at the Services Company's expense as may be reasonably required by the Products Company PROVIDED, HOWEVER, that for a period of nine (9) months after the date the Services Company receives notice of the Change, the Services Company may continue to use the Old Trademarks while exhausting its existing stock of supplies and materials containing the Old Trademarks. Upon notification by the Products Company, or at such later date if designated by the Products Company, the New Trademarks shall become the Licensed Service Marks.

                           c. The Services Company shall provide to the Products
Company two (2) months prior written notice if it intends to abandon any Licensed Service Mark.

                           d. The Products Company shall provide to the Services
Company two (2) months prior written notice if the Products Company intends to abandon any Licensed Service Mark.

                  11. OTHER MARKS. The Services Company may adopt or license other trademarks or service marks to use with or without the Licensed Service Marks in accordance with the terms of this Agreement.

                  12. CONFIDENTIALITY.

                           a. PROTECTION OF PROPRIETARY INFORMATION. The parties
hereto shall safeguard against unauthorized use and disclosure all of the proprietary information, in their possession or which comes into their possession that is owned by the parties hereto and is not

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subject to confidentiality provisions in a separate agreement. The parties hereto agree to use the same degree of care that each uses to protect its own information of a similar nature, but in no event less than a reasonable degree of care under the circumstances. The obligations not to use or disclose proprietary information shall survive the termination of this Agreement.

                           b. EXCEPTIONS TO PROTECTION OF PROPRIETARY
INFORMATION. The parties acknowledge that any item of proprietary information pursuant to Section 12 shall be excepted from such requirements to the extent that:

                                    (1) the item or its use is or becomes known
in the trade without the fault of the party claiming the exception;

                                    (2) the item or its use is or becomes
available on an unrestricted basis to the party claiming the exception from an unaffiliated source that is not under a confidentiality obligation; or

                                    (3) disclosure of the item or its use by any
party is the result of a court or government action; provided that the party disclosing such item pursuant to this subsection (b) shall provide reasonable prior written notification to the other parties of such action, and provided further that disclosure solely pursuant to this subsection (b) shall not release disclosing party from its obligation otherwise to maintain the item in confidence unless otherwise permitted by this Agreement.

                  13. INFRINGEMENT.

                           a. In the event that the Products Company or the
Services Company becomes aware of actu al or threatened infringement of the Licensed Service Marks, such party shall promptly notify the other party in writing. Within thirty (30) days of becoming so aware or receipt of such notice, as the case may be, the Products Company shall have the right to initiate actions to resolve the infringement at its sole cost and expense. The Services Company shall have the right to participate in any such infringement action at its own expense. If the Products Company does not initiate actions to resolve the infringement within the above thirty (30) days, then the Services Company shall have the right to initiate actions to resolve the infringement at the Services Company's sole cost and expense.

                           b. In the event that the Products Company or the
Services Company becomes aware of any actual or threatened trademark infringement action against the Products Company or the Services Company or any permitted sublicensee involving the use of the Licensed Service Marks, such party shall promptly notify the other party in writing. Within thirty (30) days of becoming aware or receipt of such notice, as the case may be, the Products Company shall have the right to defend and control the defense of such action and take such other actions to resolve the matter on reasonable terms and conditions as may be appropriate at the Products Company's expense. The Services Company shall have the right to participate in any such action at its own expense. If the Products Company elects not to defend and control a defense of such

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action, then the Services Company shall have the right to defend and control defense of such action at the Services Company's expense.

                           c. Both parties shall provide full cooperation with
the other party at all times in connection with any infringement action pursuant to this Section 13, including being named as a party to the action, if necessary. If only one party is participating in such action, then the other party's cooperation shall be at such other party's sole expense.

                  14. ASSIGNMENT. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other party hereto, except that either party may assign its rights to an Affiliate hereunder.

                  15. NOTICE. All notices, requests, demands and other communication hereunder shall be in writing and shall be deemed to have been duly given if personally delivered, if sent by facsimile transmission (with confirmation postmarked on the same day), if sent by overnight courier service or, if mailed, when mailed by United States first-class, certified or registered mail, postage prepaid, to other party at the following addresses (or at such addresses as shall be given in writing by any party to the other):

                      If to the Products Company, to:

                      Bluestone Software, Inc.
                      1000 Briggs Road
                      Mount Laurel, NJ  08054
                      Fax: (609) 727-3833
                      Attention: Mr. Mel Baiada, President

                      If to the Services Company, to:

                      Bluestone Consulting, Inc.
                      1000 Briggs Road
                      Mount Laurel, NJ  08054
                      Fax: (609) 727-3833
                      Attention: Mr. Thomas Ballezzi, Chief Operating Officer

                  16. WAIVER AND AMENDMENT. No waiver by any party to this Agreement of any breach or Default shall be effective unless the same shall be in writing and signed. No waiver by any party of any breach or Default shall be construed to constitute a waiver of, or consent to, the present or future breach or Default of any other term or provision hereof. No alteration, amendment or modification of this Agreement shall be effective or binding to any extent whatsoever except by an instrument in writing and signed by both of the parties hereto.


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                  17. ENTIRE AGREEMENT. This Agreement and the Contribution
Agreement constitutes the entire agreement between the parties as to the subject matter hereto and supersedes all prior agreements or understandings between the Products Company and the Services Company, whether written or oral.

                  18. HEADINGS. The headings, titles and subtitles herein are inserted for convenience of reference only and shall not control or affect the meaning or construction of any of the provisions hereof.

                  19. SEVERABILITY. If any provision of this Agreement shall be deemed to be invalid or unenforceable by any court of competent jurisdiction, the remaining provisions shall be valid and enforceable and this Agreement shall be construed as if such invalid or unenforceable provision had never been contained herein.

                  20. GOVERNING LAW; JURISDICTION. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware. In connection with any dispute arising between the parties under this Agreement each party hereto consents to the exclusive jurisdiction and venue of any federal or state court located in the State of New Jersey and each party waives any claim, it may have at any time to FORUM NON CONVENIENS with respect to such venue.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                                       BLUESTONE SOFTWARE, INC.



                                       By: /s/ Mel Baiada
                                          ------------------------
                                             Name:  Mel Baiada
                                             Title:  President


                                       BLUESTONE CONSULTING, INC.


                                       By: /s/ Mel Baiada
                                          ------------------------
                                             Name:  Mel Baiada
                                             Title:  President




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